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                                                                     EXHIBIT 5.1



June 8, 2001

                                                       direct dial: 214.745.5201
                                                            thughes@winstead.com


Rent-A-Center, Inc.
5700 Tennyson Parkway
Third Floor
Plano, Texas 75024

         Re:  Rent-A-Center, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel for Rent-A-Center, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, covering the registration of 1,700,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), which may hereafter be issued pursuant to the Amended and Restated Rent-A-Center, Inc. Long-Term Incentive Plan (the "Plan").

         In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of our opinion, including: (i) the Company's Amended and Restated Certificate of Incorporation and all amendments thereto, (ii) the Company's Amended and Restated Bylaws, as amended, and (iii) the applicable minutes of meetings or consents in lieu of meetings of the Company's board of directors (the "Board") and stockholders.

         For the purposes of expressing the opinion hereinafter set forth, we have assumed: (i) the genuineness of all signatures and documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to the originals of all documents submitted to us as copies; (iv) the correctness and accuracy of all facts set forth in the documents referred to in this Opinion Letter; (v) the due authorization, execution, and delivery of and the validity and binding effect of all documents; and (vi) compliance both in the past and in the future with the terms of the Plan by the Company and its employees, officers, the Board and any committees appointed to administer the Plan.



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Rent-A-Center, Inc.
June 8, 2001
Page 2




         Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that upon the issuance of Shares in accordance with the terms and conditions of the Plan, including receipt prior to issuance by the Company of the full consideration for the Shares (which consideration shall be at least equal to the par value thereof), the Shares will be validly issued, fully paid and nonassessable shares of Common Stock.

         Our opinions herein are limited in all respects to the General Corporation Law of the State of Delaware, which includes those statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and the federal laws of the United States of America, and we do not express any opinion as to the applicability of or the effect thereon of the laws of any other jurisdiction. We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom.

         This firm consents to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement.

                                               Very truly yours,



                                               Winstead Sechrest & Minick P.C.